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Exhibit 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in CN Biosciences, Inc.'s Form 8K/A, Amendment No. 2 (to be filed on or about March 12, 1998), which is incorporated by reference in Forms S-8 (file numbers 333-32891 and 333-16527), of our report dated February 19, 1998, on our audit of the consolidated financial statements of Pel-Freez, Inc. and Subsidiary as of and for the year ended December 27, 1997.



                                                       Coopers & Lybrand, L.L.P.



Tulsa, Oklahoma

March 10, 1998